Exhibit 99.1

For further information, contact:
John Spencer Ahn	Sue Kim
Investor Relations	Media Relations
408-222-7544	408-222-1942
johnahn@marvell.com	suekim@marvell.com

Marvell Technology Group Ltd. Receives NASDAQ Notification

Related to the Late Filing of Form 10-Q

Santa Clara, Calif. (September 16, 2015) — Marvell Technology Group Ltd. (NASDAQ: MRVL) today announced that on September 14, 2015 it received a notice from The NASDAQ Stock Market stating that the Company is not in compliance with NASDAQ Marketplace Rule 5250(c)(1) because the Company has not timely filed its Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 2015. Marvell intends to submit a plan of compliance to NASDAQ to support its request for an extension of time to regain compliance with continued listing requirements of up to 180 calendar days from the due date of the Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 2015. The Company’s securities will remain listed on the NASDAQ Global Select Market pending NASDAQ’s review of the plan of compliance.

As previously announced on September 11, 2015, the Audit Committee of the Company’s Board of Directors is conducting an independent investigation of certain accounting and internal control matters for the fiscal quarter ended August 1, 2015. The Company intends to file a Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 2015 as soon as practicable following the conclusion of the Audit Committee’s investigation.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements. These statements include those relating to Marvell’s plans to comply with the continued listing requirements of The NASDAQ Stock Market and file a Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 2015. These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the outcome of NASDAQ’s review of Marvell’s plan of compliance, the timing and outcome of any NASDAQ decision, the timing and outcome of the Audit Committee’s investigation and the conclusions of the Audit Committee, actions that may be taken or required as a result of the Audit Committee’s investigation, and actions by the United States Securities and Exchange Commission (“SEC”) or other regulatory agencies in connection with the Audit Committee‘s investigation. For other factors that could cause actual results to vary from expectations, please see the sections titled “Risk Factors” in Marvell’s quarterly report on Form 10-Q for the fiscal quarter ended May 2, 2015 and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell (NASDAQ: MRVL) is a global leader in providing complete silicon solutions and Kinoma® software enabling the “Smart Life and Smart Lifestyle.” From mobile communications to storage, Internet of Things (IoT), cloud infrastructure, digital entertainment and in-home content delivery, Marvell’s diverse product portfolio aligns complete platform designs with industry-leading performance, security, reliability and efficiency. At the core of the world’s most powerful consumer, network and enterprise systems, Marvell empowers partners and their customers to always stand at the forefront of innovation, performance and mass appeal. By providing people around the world with mobility and ease of access to services adding value to their social, private and work lives, Marvell is committed to enhancing the human experience.

As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information, please visit www.Marvell.com.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

2